As filed with the Securities and Exchange Commission on June 4, 2010
Registration No. 33-37449

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CSX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Virginia	62-1051971
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)
1990 Stock Award Plan
(Full Title of the Plan)
Ellen M. Fitzsimmons, Esq.
Senior Vice President-Law and Public Affairs
General Counsel and Corporate Secretary
CSX Corporation
500 Water Street
Jacksonville, Florida 32202
(Name and Address of Agent for Service)
904-359-7611
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Steven Kaplan, Esq.
Arnold & Porter LLP
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5998
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES
INDEX OF EXHIBITS
EX-24.1

DEREGISTRATION OF SECURITIES
     Pursuant to a Registration Statement on Form S-8 (File No. 33-37449) under the Securities Act of 1933, as amended, CSX Corporation (the “Corporation”) registered for sale to eligible employees pursuant to the 1990 Stock Award Plan (the “Plan”) shares of the Corporation’s Common Stock. The Plan has terminated. Accordingly, all of the securities registered for sale under the Plan that remain unsold are hereby deregistered pursuant to the Corporation’s undertakings in the Registration Statement identified above.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 4, 2010.

CSX CORPORATION
Date: June 4, 2010	By:	/s/ Carolyn T. Sizemore
Carolyn T. Sizemore,
Vice President and Controller (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on June 4, 2010.

Signature	Title

Chairman, President, Chief Executive Officer and
* Michael J. Ward	Director (Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer

Oscar Munoz	(Principal Financial Officer)

*	Vice President and Controller

Carolyn T. Sizemore	(Principal Accounting Officer)

*	Director

Alexandre Behring

*	Director

John B. Breaux

*	Director

Steven T. Halverson

*	Director

Edward J. Kelly, III

*	Director

Gilbert Lamphere

Signature	Title

* John D. McPherson	Director

*	Director

Timothy O’Toole

*	Director

David M. Ratcliffe

*	Director

Donald J. Shepard

* By:	/s/ Mark D. Austin Mark D. Austin
Attorney-in-fact

INDEX OF EXHIBITS
24.1     Powers of Attorney (filed herewith)